Exhibit 23.2

NSA	Netherland, Sewell & Associates, Inc.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation of our audit letter as of December 31, 2009, and references thereto, which are included in the Annual Report on Form 10-K of The Williams Companies, Inc. for the year ended December 31, 2009.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas
February 17, 2010